UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Retail Properties of America, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “2017 Annual Meeting”) on May 25, 2017. The total number of shares of common stock entitled to vote at the 2017 Annual Meeting was 236,888,222, of which 198,395,563 shares, or approximately 84%, were present in person or by proxy. The following is a brief description of each matter voted upon at the 2017 Annual Meeting and a statement of the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2018 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Withheld	Abstain	Broker Non-Votes(1)
Bonnie S. Biumi	155,927,753	11,024,698	771,128	30,671,984
Frank A. Catalano, Jr.	151,961,716	14,907,678	854,185	30,671,984
Paul R. Gauvreau	151,972,668	14,909,025	841,886	30,671,984
Robert G. Gifford	156,567,638	10,315,754	840,187	30,671,984
Gerald M. Gorski	154,626,962	12,249,179	847,438	30,671,984
Steven P. Grimes	156,449,355	10,430,710	843,514	30,671,984
Richard P. Imperiale	156,409,862	10,449,219	864,498	30,671,984
Peter L. Lynch	156,023,476	10,870,003	830,100	30,671,984
Thomas J. Sargeant	156,481,457	10,402,344	839,778	30,671,984

(1)	A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2018 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal.

(b) With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 148,648,195 votes for the resolution, 17,965,912 votes against the resolution, 1,109,471 votes abstaining from voting on the resolution and 30,671,984 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders.

(c) With respect to the non-binding, advisory vote regarding the frequency of holding future non-binding, advisory votes on the compensation of the Company’s named executive officers, there were 136,478,752 votes for the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers to be held every year, 748,788 votes to hold said non-binding, advisory vote every two years, 20,809,331 votes to hold said non-binding, advisory vote every three years and 9,686,708 votes abstaining from voting on said non-binding, advisory vote. Based on the foregoing voting results, the Company’s stockholders approved, on a non-binding, advisory basis, a frequency of every year for holding future non-binding, advisory votes on the compensation of the Company’s named executive officers. After taking into consideration the foregoing voting results and the prior recommendation of the Company’s board of directors (the “Board”) in favor of an annual non-binding, advisory stockholder vote on the compensation of the Company’s named executive officers, the Board currently intends for the Company to hold future non-binding, advisory votes on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding future non-binding, advisory votes on the compensation of the Company’s named executive officers.

(d) With respect to the approval by the Company’s stockholders of an amendment to the Company’s bylaws to allow the Company’s bylaws to be amended by the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the issued and outstanding shares of common stock of the Company at a meeting of stockholders duly called and at which a quorum is present (the “Bylaw Amendment”), there were 155,912,685 votes for the approval of the Bylaw Amendment, 10,586,991 votes against the approval of the Bylaw Amendment, 1,223,903 votes abstaining from voting on the approval of the Bylaw Amendment and 30,671,984 broker non-votes. Based on the foregoing voting results, the Bylaw Amendment was approved by the Company’s stockholders. As a result, the Bylaw Amendment was effective on May 25, 2017.

(e) With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2017, there were 186,580,566 votes for the ratification, 10,816,450 votes against the ratification, 998,547 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2017 was duly ratified by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Paula C. Maggio
Paula C. Maggio
Date: May 30, 2017		Executive Vice President, General Counsel and Secretary